UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)		80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibit

99      Press release dated April 21, 2004.

Item 12.       Results of Operations and Financial Condition.

On April 21, 2004, Applied Films Corporation issued a press release announcing results for the second quarter of fiscal 2004. A copy of the press release is attached as Exhibit 99.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004	APPLIED FILMS CORPORATION By: /s/ Lawrence D. Firestone —————————————— Lawrence D. Firestone Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                 Description

99	Press release dated April 21, 2004.

9586 I-25 Frontage Rd., Suite 200 Longmont, CO 80504 U.S.A. Telephone 303.774.3200 Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS REPORTS RECORD BOOKINGS, REVENUES AND EARNINGS FOR THIRD QUARTER FISCAL YEAR 2004

Longmont, Colorado (April 21, 2004) – Applied Films Corporation (Nasdaq: AFCO) announced today results for the third quarter of fiscal 2004, ended March 27, 2004.

Third Quarter Fiscal 2004 Results from Continuing Operations

Net revenues for the third quarter of fiscal 2004 were $58.2 million compared to $44.2 million for the third quarter of fiscal 2003, an increase of 31.5%.

Income from continuing operations on a GAAP basis for the third quarter of fiscal 2004 was $3.7 million or $0.24 per fully diluted common share, compared to income from continuing operations on a GAAP basis of $483,000 or $0.04 per fully diluted common share for the third quarter of fiscal 2003. Our GAAP EPS corresponds to First Call’s definition of GPS.

Pro forma income from continuing operations for the third quarter of fiscal 2004 was $4.2 million, or $0.28 per fully diluted common share, compared to $1.4 million or $0.13 per fully diluted common share for the third quarter of fiscal 2003. Our pro forma EPS corresponds to First Call’s definition of EPS.

The Company reports pro forma non-GAAP financial measures so that management and investors can assess the ongoing performance of the company without considering the non-cash charges for the amortization of intangibles related to the LAC Acquisition. The pre-tax charge for amortization of other intangible assets in the fiscal third quarter was $1.1 million. A reconciliation of pro-forma non-GAAP measurements to GAAP can be found in the attached financial table.

Bookings for the quarter were $76.4 million. Backlog as of March 27, 2004 was $107.0 million. The Company expects to recognize revenue from this backlog over the next 12 months.

“We are pleased with our fiscal third quarter results which were consistent with our guidance for the quarter, in spite of increased R&D spending for the development of new products,” stated Thomas T. Edman, President and Chief Executive Officer. “We are particularly excited about the record bookings for the quarter and the high concentration of bookings in the Display business. During the quarter we recorded our first order for 7th generation display equipment which we feel is an indication that our New Aristo deposition equipment platform continues to be the tool of choice in the industry. “

Business Outlook

The following statements are based on our current expectations for the fourth quarter of fiscal 2004. These statements are forward-looking and subject to the qualifying safe harbor statement.

Fiscal 2004 – Fourth Quarter Guidance

•	Net Revenues: We expect net revenues for the fourth quarter of fiscal 2004 to be between $67-69 million.

•	GAAP Earnings will be impacted in the fourth quarter of fiscal 2004 by in-process research and development charges related to the Helix transaction. We estimate that charge will be approximately $2.2 million, or approximately $0.10 per fully diluted share for the quarter.

•	GAAP Earnings Per Share: We expect GAAP earnings per share in the range of approximately $0.17- $0.20 per fully diluted share for the fourth quarter of fiscal 2004.

•	We expect fully diluted shares outstanding to be approximately 15.2 million for the fourth quarter of fiscal 2004.

•	Amortization of Intangibles: We expect the amortization of intangibles to be approximately $1.2 million for the fourth quarter of fiscal 2004, including approximately $100,000 for the amortization of intangibles in connection with the Helix transaction.

Third Quarter Fiscal 2004 Conference Call

Applied Films Corporation will conduct a conference call and webcast at 3:30p.m. MDT (5:30p.m. EST) on Wednesday, April 21, 2004 to review third quarter fiscal year 2004 financial results. During the conference call and webcast, Thomas Edman, President and Chief Executive Officer, and Lawrence Firestone, Chief Financial Officer, will present the financial results for the quarter.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, and click on the “Investor Relations” button and then “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until April 28, 2004. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 6809923.

Upcoming Events

Applied Films Corporation will be presenting at the Smith Barney Citigroup Semiconductor Conference June 2, 2004 at the Monterey Plaza Hotel in Monterey, California; and at the CIBC World Markets Communications & Technology Food Chain Conference on June 7-8, 2004 at the Hotel Plaza Hotel in New York City.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural, automotive and solar glass, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, the impact of SARS and the resulting limitation of travel to customers by company representatives, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

– FINANCIAL TABLES FOLLOW –

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2004	March 29, 2003 (1)	March 27, 2004 (1)	March 29, 2003 (1)

Net revenues	$58,168	$44,233	$162,948	$98,439
Cost of goods sold	42,532	34,323	120,122	75,623

Gross profit	$15,636	$9,910	$42,826	$22,816

Operating expenses:
Selling, general and administrative	$6,976	$5,761	$19,663	$17,532
Research and development	4,739	3,603	13,042	8,435
Amortization of other intangible assets	1,130	967	3,212	2,757

Income (loss) from operations	$2,791	$(421)	$6,909	$(5,908)

Other income, net:
Interest income, net	$959	$433	$1,859	$1,750
Other income, net	343	544	1,435	917
Equity earnings of joint venture	779	432	2,390	1,661

Income (loss) from continuing operations before income taxes	$4,872	$988	$12,593	$(1,580)

Income tax benefit (expense)	$(1,204)	$(505)	$(3,280)	$692

Income (loss) from continuing operations	$3,668	$483	$9,313	$(888)

Discontinued operations(2):
Income from discontinued operations, net of tax	$--	$86	$(418)	$177
Gain on disposal of discontinued operations, net of tax	--	--	783	429

Discontinued operations, net of tax	$--	86	365	606

Net income (loss) applicable to common stockholders	$3,668	$569	$9,678	$(282)

Earnings (loss) per share:
Basic:
Earnings (loss) from continuing operations	$0.25	$0.04	$0.69	$(0.08)

Income (loss) from discontinued operations	0.00	0.01	0.03	0.05

Basic earnings (loss) per share	$0.25	$0.05	$0.72	$(0.03)

Diluted:
Earnings (loss) from continuing operations	$0.24	$0.04	$0.68	$(0.08)

Income (loss) from discontinued operations	0.00	0.01	0.03	0.05

Diluted earnings (loss) per share	$0.24	$0.05	$0.71	$(0.03)

Weighted average common shares outstanding:
Basic	14,730	11,115	13,429	11,079

Diluted	15,081	11,145	13,745	11,118

(1)	Amounts have been adjusted to show the operating results of the Hong Kong Coated Glass Business, and the Longmont Coatings Division, which were sold on September 26, 2003, and September 24, 2002, respectively, as discontinued operations.

(2)	Reflects the operations and the gain recognized from the sale of the Hong Kong Coated Glass Business, and the Longmont Coatings Division which occurred on September 26, 2003, and September 24, 2002, respectively, as discontinued operations.

RECONCILIATION OF PRO-FORMA NON-GAAP MEASUREMENT TO GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2004	March 29, 2003(1)	March 27, 2004(1)	March 29, 2003(1)

Pro Forma Financial Results:
Earnings (Loss) Before Intangible
Amortization:
Income (loss) from continuing
operations before income
taxes	$4,872	$988	$12,593	$(1,580)
Add: Amortization of Other Intangible
Assets	1,130	967	3,212	2,757

Earnings from Continuing Operations
Before Intangible Amortization and
Taxes	6,002	1,955	15,805	1,177

Tax Benefit (Provision) (2)	(1,828)	(533)	(4,695)	169

Earnings from Continuing Operations
Before Intangible Amortization	$4,174	$1,422	$11,110	$1,346

Pro forma earnings per share:
Basic Pro forma EPS	$0.28	$0.13	$0.83	$0.12

Diluted Pro forma EPS	$0.28	$0.13	$0.81	$0.12

Weighted Average Common Shares
Outstanding:
Basic	14,730	11,115	13,429	11,079

Diluted	15,081	11,145	13,745	11,118

(1)	Amounts have been adjusted to show the operating results of the Hong Kong Coated Glass Business and Longmont Coatings Division, which were sold on September 26, 2003, and September 24, 2002, respectively, as discontinued operations.

(2)	Taxes are calculated at 35% and equity earnings of joint venture are non-taxable.

Note:	Pro forma earnings are not intended to represent cash flows for the period. Pro forma earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of pro forma earnings may differ from similar measurements provided by other public companies.

APPLIED FILMS CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	March 27, 2004	June 28, 2003(1)

ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$38,684	$41,881
Marketable securities	147,584	51,620
Accounts and trade notes receivable, net of allowance of $2,168 and
$653, respectively	11,670	10,838
Revenue in excess of billings	51,118	37,728
Inventories, net of allowance of $802 and $1,380, respectively	4,966	6,731
Prepaid expenses and other	1,848	2,488
Current assets associated with discontinued operations	--	1,344

Total current assets	255,870	152,630

Property, plant and equipment, net of accumulated depreciation of
$7,462 and $6,752, respectively	9,140	5,958
Goodwill and other intangible assets, net of accumulated amortization of
$18,685 and $14,495 respectively	75,822	74,461
Investment in joint venture	14,052	11,889
Deferred tax asset, net	6,512	9,549
Other assets	382	255

Total assets	$361,778	$254,742

LIABILITIES AND STOCKHOLDERS" EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$12,354	$17,509
Accrued expenses	25,966	23,257
Billings in excess of revenue	9,624	16,773
Current portion of deferred gross profit, deferred gain and lease
obligation	375	391
Deferred tax liability	4,900	5,407
Current liabilities associated with discounted operations	--	536

Total current liabilities	53,219	63,873

Long-term portion of gross profit, deferred gain and lease obligation	1,796	2,063
Accrued pension benefit obligation	12,834	11,608

Total liabilities	$67,849	$77,544

STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 1,000,000 shares authorized, no shares issued
and outstanding	--	--
Common stock, no par value, 40,000,000 shares authorized, 14,746,097 and 11,161,873 shares issued and outstanding at March 27, 2004, and June
28, 2003, respectively	255,888	160,685
Warrants and stock options	595	734
Other cumulative comprehensive income	23,494	11,504
Retained earnings	13,952	4,275

Total stockholders' equity	293,929	177,198

Total liabilities and stockholders' equity	$361,778	$254,742

(1)	As adjusted to reclassify the assets and liabilities of the Hong Kong Coated Glass Business to net assets associated with discontinued operations for sale of the Hong Kong Coated Glass Business on September 26,2003.

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